Exhibit 99.1

                            News

For Immediate Release

CNO Financial Group Nominates Archie Brown and Adrianne Lee
to its Board of Directors,
Directors Ellyn Brown and Fred Sievert to Retire

CARMEL, Ind., February 15, 2023 -- CNO Financial Group, Inc. (NYSE: CNO) today announced that its Board of Directors has nominated Archie Brown and Adrianne Lee as directors to stand for election at the company’s May 10, 2023, annual meeting. (as announced here)

“We are very pleased to announce the nominations of Archie and Adrianne to stand for election to the CNO Board of Directors,” said Board Chair Dan Maurer. “As the chief executive officer for a publicly traded U.S. bank, Archie has significant finance, business line management, and risk and regulatory experience in delivering financial services to both individual consumers and businesses. Adrianne is a proven chief financial officer for a publicly traded e-commerce retailer with deep knowledge of financial planning, accounting, and internal audit as well as technology and online shopping expertise cultivated over her career at blue-chip brands.”

Chief Executive Officer Gary C. Bhojwani added, “With their executive management backgrounds at publicly traded companies and experience with differentiated distribution that serves customers in-person, virtually and online, Archie and Adrianne will add valuable perspectives to the CNO Board as we continue to execute on our growth priorities.”

Archie Brown, 62, is president and chief executive officer of First Financial Bancorp (Nasdaq: FFBC) and president and chief executive officer of First Financial Bank, Bancorp's lead bank, positions he has held since 2018. Previously, he served as president and chief executive officer of MainSource Financial from 2008 to 2018, and as its board chair from 2011 to 2018. During his nearly 40-year career in banking, Brown has held executive leadership positions in branch management, region management, bank operations, business development, commercial banking, small business, and consumer lending. He received a bachelor’s degree in business administration from the University of Georgia and a Master of Business Administration from Xavier University.

Adrianne Lee, 45, is chief financial officer of Overstock.com, Inc. (Nasdaq: OSTK), a position she has held since 2020. Prior to joining Overstock.com, she served as senior vice president and chief financial officer for Hertz Corporation’s North American Rental Car unit from 2018 to 2020 and prior to that was the vice president of global financial planning, analysis, and corporate development. Lee held several roles in finance, strategic planning, accounting, financial reporting, investor relations, and audit at Best Buy, PepsiCo, Allianz Life and PricewaterhouseCoopers. She received a bachelor’s degree in business administration with a concentration in accounting from the University of St. Thomas in St. Paul, Minnesota.

CNO also announced that Ellyn Brown and Fred Sievert have decided to retire from the company's Board of Directors at the conclusion of their current terms, which end upon the close of the annual meeting. Brown joined CNO's Board in May 2012 and serves as chair of the Governance and Nominating Committee and as a member of the Human Resources and Compensation Committee. Sievert joined CNO's Board in May 2011 and is a member of the Governance and Nominating Committee. He is also a current member and a past chair of the Human Resources and Compensation Committee. Ellyn Brown is no relation to Archie Brown.

“On behalf of the Board of Directors and management team, we thank Ellyn and Fred for their leadership and sage counsel over many years of service to CNO,” said Board Chair Dan Maurer. “Ellyn brought an experienced finance, governance, and regulatory perspective to the Board and we greatly benefited from Fred’s vast expertise in insurance and captive agent distribution. We remain grateful to both Ellyn and Fred for their stewardship and commitment to CNO and our stakeholders.”

Archie Brown and Adrianne Lee are nominated to fill the vacancies resulting from the retirements of Ellyn Brown and Fred Sievert, effective at the annual meeting. The other seven current directors have been nominated for re-election at the meeting.

About CNO Financial Group
CNO Financial Group, Inc. (NYSE: CNO) secures the future of middle-income America. CNO provides life and health insurance, annuities, financial services, and workforce benefits solutions through our family of brands, including Bankers Life, Colonial Penn, Optavise, and Washington National. Our customers work hard to save for the future, and we help protect their health, income and retirement needs with 3.2 million policies and $33 billion in total assets. Our 3,400 associates, 4,300 exclusive agents and 4,000 independent partner agents guide individuals, families and businesses through a lifetime of financial decisions. For more information, visit CNOinc.com.

For further information:
(News Media) Valerie Dolenga Valerie.Dolenga@CNOinc.com
(Investors) Adam Auvil Adam.Auvil@CNOinc.com

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